MORGAN STANLEY DEAN WITTER INSTITUTIONAL FUND, INC.
Rule 10f-3 Transactions (Purchase of Securities by Portfolio From an
 Underwriting Syndicate in which an Affiliate
			 is a Member)
May 1, 1999 through July 31, 1999


Date of 				      Price Per  Total	% of Offering	Underwriter or Dealer
Offering Security			Shares	Share	 Value	    Purchased	from Whom Purchased

Aggressive Equity
05/03/99 The Goldman Sachs Group Inc.	11,200 	$53.00 	$593,600 	0.02%
	Goldman Sachs
05/05/99 Destia Communications Inc.	200 	$10.00 	$2,000 		0.00%
	CS First Boston
05/07/99 NET Objects			3,200 	$12.00 	$38,400 	0.05%	Alex Brown & Sons, Inc.
05/07/99 Media Metrix			600 	$17.00 	$10,200 	0.02%	Donaldson,
 Lufkin & Jenrette
05/12/99 Copper Mountain Networks	600 	$21.00 	$12,600 	0.02%
Robertson Stephens
05/19/99 Clear Channel Communications 	9,700 	$70.63 	$685,063 	0.05%
	Salomon Smith Barney
05/25/99 DLJ Direct			1,500 	$20.00 	$30,000 	0.01%	Goldman Sachs
07/07/99 Telecom Eirann			1,000 	$15.99 	$15,990 	0.00%	Merrill Lynch
07/15/99 Ravisent Technologies Inc.	2,100 	$12.00 	$25,200 	0.04%	Bear
Stearns & Co. Inc.
07/21/99 Insight Communications		3,000 	$24.50 	$73,500 	0.01%	Donaldson,
Lufkin & Jenrette
07/28/99 Focal Communications		2,400 	$13.00 	$31,200 	0.03%	Donaldson,
 Lufkin & Jenrette
07/29/99 Net2Phone			200 	$15.00 	$3,000 		0.00%	Bear Stearns & Co. Inc.
07/30/99 Aironet Wireless		400 	$11.00 	$4,400 		0.01%	Dain Bosworth

Asian Equity
05/25/99 Korea Telecom 			49,100 	$27.56 	$1,353,196 	0.05%	Daewoo Securities
07/05/99 Pohang Iron & Steel 		14,400 	$32.75 	$471,600 	0.05%
	Salomon Brothers
07/07/99 Hong Kong Telecom		297,200 $20.20 	$6,003,440 	0.19%
	Warburg, Dillon Reed & Co. Inc.
07/12/99 PT Indofood Sukes Makmur	152,500 $1.24 	$188,795 	0.07%	CS
 First Boston

Asian Real Estate
06/23/99 New World China Land Limited	28,000 	$9.50 	$266,000 	0.01%	HSBC
Securities


Emerging Growth
05/05/99 Destia Communcations Inc.	100 	$10.00 	$1,000 		0.00%	CS First
 Boston
05/07/99 NET Objects			900 	$12.00 	$10,800 	0.02%	Alex Brown & Sons, Inc.
05/07/99 Media Metrix			200 	$17.00 	$3,400 		0.01%	Thomas Weisel  Partner
05/12/99 Copper Mountain Networks	200 	$21.00 	$4,200 		0.01%	Dain Bosworth
 Inc.
05/21/99 Rubio's Restaurant		1,200 	$10.50 	$12,600 	0.04%	Thomas Weisel
 Partner,
										Dain Bosworth Inc.
05/24/99 Brocade Communications Systems	100 	$19.00 	$1,900 		0.00%	Dain
 Bosworth Inc.
05/25/99 DLJ Direct			400 	$20.00 	$8,000 		0.00%	Goldman Sachs, Donaldson,
										Lufkin & Jenrette
06/03/99 Zany Brainy Inc.		16,500 	$10.00 	$165,000 	0.27%	Donaldson, Lufkin
& Jenrette
06/16/99 SBA Communications Corp.	22,000 	$9.00 	$198,000 	0.24%	Lehman
 Brothers
06/02/99 IXL Enterprises Inc.		600 	$12.00 	$7,200 		0.01%	Robertson Stephens
06/30/99 Ask Jeeves			300 	$14.00 	$4,200 		0.01%	Robertson Stephens
07/01/99 Salem Communications		1,100 	$22.50 	$24,750 	0.01%	Furman Selz
07/07/99 Telecom Eirann			300 	$15.99 	$4,797 		0.00%	Merrill Lynch
07/15/99 Ravisent Technologies Inc.	700 	$12.00 	$8,400 		0.01%	Bear Stearns
& Co. Inc.
07/21/99 Insight Communications		1,000 	$24.50 	$24,500 	0.00%	Donaldson,
Lufkin & Jenrette,
										CIBC World Markets
07/28/99 Focal Communications		800 	$13.00 	$10,400 	0.01%	Donaldson, Lufkin
 & Jenrette
07/29/99 Net2Phone			100 	$15.00 	$1,500 		0.00%	Hambrecht & Quist
07/30/99 Aironet Wireless		100 	$11.00 	$1,100 		0.00%	Dain Bosworth Inc.


Emerging Markets
05/25/99 Star Media			5,410 	$15.00 	$81,150 	0.07%	Goldman Sachs
05/25/99 Korea Telecom			706,100 $27.56 	$19,460,116 	0.78%	Daewoo Securities
06/07/99 Amdocs Ltd. 			210,900 $22.44 	$4,732,069 	1.05%	Goldman Sachs
06/29/99 Seminis			12,275 	$15.00 	$184,125 	0.09%	Goldman Sachs
07/05/99 Pohang Iron & Steel 		126,200 $32.75 	$4,133,050 	0.41%	Salomon
Brothers
07/12/99 PT Indofood Sukes Makmur	1,163,500$1.24 	$1,440,413 	0.51%	CS
First Boston


Equity Growth
05/03/99 The Goldman Sachs Group Inc. 	84,800 	$53.00 	$4,494,400 	0.14%
Donaldson, Lufkin & Jenrette,
										Lehman Brothers, Merrill Lynch,
										Prudential Securities,
										CS First Boston, Goldman Sachs,														 Sanford Bernstein,
Salomon Smith Barney, Schroder,  J.P. Morgan, Paine Webber, Bear Stearns
& Co. Inc.
05/05/99 Destia Communcations Inc.	1,500 	$10.00 	$15,000 	0.02%	Lehman
Brothers, CS First Boston
05/07/99 Media Metrix			4,900 	$17.00 	$83,300 	0.16%	Robertson Stephens
05/07/99 NET Objects			24,700 	$12.00 	$296,400 	0.41%	Piper Jaffrey,
Roberson Stephens
05/11/99 Wesco International		89,500 	$18.00 	$1,611,000 	0.92%	Donaldson,
Lufkin & Jenrette,
										Lehman Brothers,  Goldman Sachs,
										Robert W. Baird, Bear Stearns & Co.
05/12/99 Copper Mountain Networks	4,300 	$21.00 	$90,300 	0.11%	Dain
 Bosworth Inc.
05/19/99 Clear Channel Communications In38,500 	$70.63 	$2,719,063 	0.19%
Merrill Lynch, Salomon Smith Barney,
										Alex Brown & Sons, Inc.,
										Schroder Wertheim, Vanguard Capital
05/24/99 Brocade Communications Systems	3,400 	$19.00 	$64,600 	0.10%	Dain
Bosworth Inc.
05/25/99 DLJ Direct			11,700 	$20.00 	$234,000 	0.07%	Donaldson, Lufkin &
Jenrette
06/02/99 IXL Enterprises Inc.		17,100 	$12.00 	$205,200 	0.29%	Merrill Lynch
06/30/99 Ask Jeeves			6,700 	$14.00 	$93,800 	0.22%	Hambrecht & Quist
07/01/99 Salem Communications		26,700 	$22.50 	$600,750 	0.36%	Deutsche Bank
07/07/99 Telecom Eirann			7,600 	$15.99 	$121,524 	0.02%	Merrill Lynch
07/15/99 Ravisent Technologies Inc.	15,900 	$12.00 	$190,800 	0.32%	Cowen
07/15/99 Audible			300 	$9.00 	$2,700 		0.01%	CS First Boston, Volpe, Welty
& Co.,
										J.P. Morgan
07/20/99 Genentech Inc.			25,100 	$97.00 	$2,434,700 	0.13%	J.P. Morgan
07/21/99 Insight Communications		22,800 	$24.50 	$558,600 	0.11%	Donaldson,
Lufkin & Jenrette
07/28/99 Focal Communications		18,500 	$13.00 	$240,500 	0.21%	Salomon
Smith Barney
07/29/99 Net2Phone			1,600 	$15.00 	$24,000 	0.03%	Hambrecht & Quist
07/30/99 Aironet Wireless		3,200 	$11.00 	$35,200 	0.05%	Dain Bosworth Inc.,
										Prudential Securities,
										CIBC World Markets

International Magnum

07/20/99 Austar United Communication	42,200 	$4.70 	$198,340 	0.01%	CS
First Boston

Technology
05/07/99 NET Objects			700 	$12.00 	$8,400 		0.01%	Alex Brown & Sons, Inc.
05/07/99 Media Metrix			100 	$17.00 	$1,700 		0.00%	Donaldson, Lufkin &
Jenrette
05/12/99 Copper Mountain Networks	100 	$21.00 	$2,100 		0.00%	Robertson
 Stephens
05/24/99 Brocade Communications Systems	100 	$19.00 	$1,900 		0.00%	Dain
Bosworth Inc.
05/25/99 DLJ Direct			300 	$20.00 	$6,000 		0.00%	Donaldson, Lufkin &
 Jenrette,	Merrill Lynch, Goldman Sachs,
										Salomon Smith Barney,
										Alex Brown & Sons, Inc.
06/02/99 IXL Enterprises Inc.		400 	$12.00 	$4,800 		0.01%	Robertson Stephens
06/30/99 Ask Jeeves			200 	$14.00 	$2,800 		0.01%	Hambrecht & Quist
07/01/99 Salem Communications		900 	$22.50 	$20,250 	0.01%	Furman Selz
07/07/99 Telecom Eirann			300 	$15.99 	$4,797 		0.00%	Merrill Lynch
07/15/99 Ravisent Technologies Inc.	500 	$12.00 	$6,000 		0.01%	Bear &
Stearns & Co. Inc.
07/21/99 Insight Communications		700 	$24.50 	$17,150 	0.00%	Donaldson,
Lufkin & Jenrette
07/28/99 Focal Communications		600 	$13.00 	$7,800 		0.01%	Salomon Smith
 Barney
07/29/99 Net2Phone			100 	$15.00 	$1,500 		0.00%	Deutsche Bank
07/30/99 Aironet Wireless		100 	$11.00 	$1,100 		0.00%	Dain Bosworth Inc.

Value Equity
05/03/99 The Goldman Sachs Group Inc.	4,200 	$53.00 	$222,600 	0.01%	Goldman
 Sachs
05/25/99 DLJ Direct			500 	$20.00 	$10,000 	0.00%	Alex Brown & Sons, Inc.
07/07/99 Telecom Eirann			400 	$15.99 	$6,396 		0.01%	Merrill Lynch


* All transactions were completed in accordance with Rule 10f-3 and Board-approved Rule 10f-3 procedures.